                                      EXHIBIT 11

                               CANTEL INDUSTRIES, INC.

                          COMPUTATION OF EARNINGS PER SHARE






                                                    Three Months Ended
                                                        October 31,
                                                      1996       1995
                                                   ---------  ---------

           PRIMARY


Weighted average number of shares outstanding      3,891,803  3,765,352

Dilutive effect of options and warrants
  using the treasury stock method and
  average market price for the period                429,339          -
                                                   ---------  ---------

Weighted average number of shares and
  common stock equivalents                         4,321,142  3,765,352
                                                   ---------  ---------
                                                   ---------  ---------


Net income (loss)                                  $ 222,000  $ (38,000)
                                                   ---------  ---------
                                                   ---------  ---------

Net income (loss) per common share                    $ 0.05     $(0.01)
                                                      ------     ------
                                                      ------     ------

                                      EXHIBIT 11

                               CANTEL INDUSTRIES, INC.

                           COMPUTATION OF EARNINGS PER SHARE






                                                    Three Months Ended
                                                        October 31,
                                                     1996       1995
                                                  ---------  ---------

           FULLY DILUTED


Weighted average number of shares outstanding      3,891,803  3,765,352

Dilutive effect of options and warrants
  using the treasury stock method and the
  higher of the period-end or average market
  price for the period                               434,975          -
                                                   ---------  ---------

Weighted average number of shares and
  common stock equivalents                         4,326,778  3,765,352
                                                   ---------  ---------
                                                   ---------  ---------

Net income (loss)                                  $ 222,000  $ (38,000)
                                                   ---------  ---------
                                                   ---------  ---------


Net income (loss) per common share                    $ 0.05     $(0.01)
                                                      ------     ------
                                                      ------     ------